                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ______________________

                                   FORM 8-K
                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (Date of earliest event reported): October 26, 1998

                       COMMISSION FILE NUMBER 000-22647
                       --------------------------------

                        PERITUS SOFTWARE SERVICES, INC.
                        ------------------------------
              (Exact Name of Registrant as Specified in Charter)


               Massachusetts                              04-3126919
      -------------------------------                -------------------
      (State or Other Jurisdiction of                (I.R.S. Employer
      Incorporation )                                Identification No.)


     Two Federal Street, Billerica, Massachusetts                 01821-3540
 ------------------------------------------------------------------------------
        (Address of Principal Executive Offices)                   (Zip Code)


                                (978) 670-0800
                                --------------
             (Registrant's Telephone Number, Including Area Code)

                                Not Applicable
                                --------------
             (Former Name, Former Address and Former Fiscal Year,
                         if Changed Since Last Report)
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Item 5.  Other Events.
         -------------

         (a) On October 26, 1998, Peritus Software Services, Inc. (the "Company") announced a restatement of its results for the quarters ended March 31, 1998 and June 30, 1998.

               Peritus will restate first quarter 1998 revenue to $9.453 million, versus the originally reported $10.150 million. The loss from operations for the quarter is restated to $3.547 million from $2.775 million. The restated first quarter 1998 net loss is $3.338 million, or $.21 per share, versus the originally reported net loss of $2.566 million, or $.16 per share. Peritus will restate second quarter 1998 revenue to $11.083 million, versus the originally reported $11.830 million. The loss from operations for the quarter is restated to $1.961 million from $1.102 million. The restated second quarter 1998 net loss is $1.838 million, or $.11 per share, versus the originally reported net loss of $979,000, or $.06 per share.

               Within the next several weeks, Peritus expects to file with the Securities and Exchange Commission an amendment to its Forms 10-Q for the quarters ended March 31, 1998 and June 30, 1998 which will include restated results for the quarters.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         -------------------------------------------------------------------

         (a)   Financial Statements.

               None.

         (b)   Pro Forma Financial Information.

               None.

         (c)   Exhibits.

               99. Press Release dated October 26, 1998.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 29, 1998

                                    PERITUS SOFTWARE SERVICES, INC.

                                    By: /s/ John D. Giordano
                                        ------------------------------------
                                    Name:  John D. Giordano
                                    Title: Vice President, Finance
                                           and Chief Financial Officer
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                                 EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION
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     99                             Press Release dated October 26, 1998